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Exhibit 4.2

[FACE OF CERTIFICATE]

KKR

CERTIFICATE EVIDENCING COMMON SHARES
IN
KKR FINANCIAL HOLDINGS LLC

CUSIP 48248A 30 6

In accordance with the Amended and Restated Operating Agreement of KKR Financial Holdings LLC, as amended, supplemented or restated from time to time (the "Company Agreement"), KKR Financial Holdings LLC, a Delaware limited liability company (the "Company"), hereby certifies that the holder (the "Holder") is the registered owner of

COMMON SHARES

transferable on the books of the Company, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Shares are set forth in, and this Certificate and the Common Shares represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Company Agreement. Copies of the Company Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at 555 California Street, 50th Floor, San Francisco, California 94104 or such other address as may be specified by notice under the Company Agreement. Capitalized terms used herein but not defined shall have the meanings given them in the Company Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Member and to have agreed to comply with and be bound by the Company Agreement, (ii) granted the powers of attorney provided for in the Company Agreement and (iii) made the waivers and given the consents and approvals contained in the Company Agreement.

This Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws thereof.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

KKR Financial Holdings LLC
By: [SIGNATURE]
President
By: [SIGNATURE]
Secretary

DATED:

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
                (New York, NY)
TRANSFER AGENT AND REGISTRAR
BY:
AUTHORIZED SIGNATURE

[REVERSE OF CERTIFICATE]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM—as tenants in common
TEN ENT—as tenants by the entireties
JT TEN—as joint tenants with right of
                  survivorship and not as tenants
                  in common

UNIF GIFT/TRANSFERS MIN ACT—

Custodian
(Cust) (Minor)
under Uniform Gifts/Transfers to CD Minors
Act

(State)

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON SHARES
                in
KKR FINANCIAL HOLDINGS LLC

FOR VALUE RECEIVED,                        hereby assigns, conveys, sells and transfers
unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address of Assignee)

Shares evidenced by this Certificate, subject to the Company Agreement, and does hereby irrevocably constitute and appoint as its attorney-in-fact with full power of substitution to transfer the same on the books of KKR Financial Holdings LLC.

Date:

SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY.

NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

SIGNATURE(S) GUARANTEED

(Signature)
(Signature)

No transfer of the Common Shares evidenced hereby will be registered on the books of the Company, unless the Certificate evidencing the Common Shares to be transferred is surrendered for registration of transfer.

THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER, AND THE RIGHTS OF REDEMPTION BY THE COMPANY, CONTAINED IN THE COMPANY AGREEMENT. EVERY HOLDER OF THIS CERTIFICATE, BY HOLDING AND RECEIVING THE SAME, AGREES WITH THE COMPANY TO BE BOUND BY THE TERMS OF THE COMPANY AGREEMENT.

Subject to certain further restrictions and except as expressly provided in the Company Agreement (i) no Person may Beneficially Own or Constructively Own Common Shares of any class or series of Shares of the Company in excess of 9.8% in value or in number, whichever is more restrictive, of the Shares of the Company unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); and (ii) no Person may Beneficially Own Shares that would result in KKR Financial Corp. or any other subsidiary of the Company that has elected to be taxed as a "real estate investment trust" (a "REIT") pursuant to Section 856 of the Code being "closely held" under Section 856(h) of the Code or would otherwise cause any such entity to fail to qualify as a REIT. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares which causes or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Company. If any of the restrictions on transfer or ownership in (i) or (ii) above are violated, the Shares represented hereby will be automatically transferred to a Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries, and such Person shall acquire no rights in such Shares. If, notwithstanding the foregoing sentence, a Transfer to the Charitable Trust is not effective for any reason to prevent a violation of the restrictions on Transfer and ownership in (i) or (ii) above, then the attempted Transfer of that number of Shares that otherwise would cause any Person to violate such restrictions shall be void ab initio and the intended transferee shall acquire no rights in such Shares. In addition, the Company may redeem Shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. All capitalized terms in this Certificate have the meanings defined in the Company Agreement, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership and the rights of redemption of the Company, will be furnished to each holder of Shares of the Company on request and without charge. Requests for such a copy may be directed to the Secretary of the Company at its principal office.

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  Exhibit 4.2